Press Release

For Immediate Release

DARWIN PROFESSIONAL UNDERWRITERS, INC. REPORTS
FIRST QUARTER NET INCOME OF $14.9 MILLION

Net income increases 185% and net premiums written increase 19%
over the comparable year-earlier results.

April 28, 2008 (Farmington, Connecticut)—Darwin Professional Underwriters, Inc. (“Darwin,” the “Company,” or “Our”) (NYSE: DR) today announced its financial results for the first quarter ended March 31, 2008. Highlights include:

•	Gross premiums written for the first quarter are $80.0 million. First quarter gross premiums written are 7.8% ahead of our gross premiums for the same period a year ago. Net premiums written for the quarter of $58.0 million are up 18.5% over the first quarter of 2007.

•	Net income of $14.9 million for the quarter ended March 31, 2008 represents a 184.7% increase over the $5.2 million for the quarter ended March 31, 2007 and our highest net income in our operating history.

•	Overall, the combined ratio is 64.7% for the first quarter 2008, which compares favorably to the first quarter 2007 combined ratio of 92.8%. The combined ratio excludes certain aspects of the Company’s long-term incentive plan which is included in other expenses. The improvement in the Company’s results is primarily driven by a decrease in the loss ratio (25.3% improvement to 38.4%). The first quarter results include approximately $11.5 million ($7.5 million, net of tax) in favorable loss reserve development and the corresponding ceded premiums, net of incentive compensation and profit sharing expenses stemming from the favorable development of the 2003 through 2007 accident years.

•	Earnings per diluted share for the three months ended March 31, 2008 are $0.87 compared to $0.31 per share for the same period in 2007.

•	Annualized return on average equity is 22.7% for the three months ended March 31, 2008, while shareholders’ equity grew $15.1 million, or 5.9% in the first quarter, from $254.2 million at December 31, 2007 to $269.3 million at March 31, 2008. Book value per share grew 6.1% to $15.84 at March 31, 2008 from $14.93 at December 31, 2007.

Stephen Sills, Darwin’s president and chief executive officer, commented, “We are gratified to have again achieved record earnings at Darwin this quarter. Our focus on distinct niches within the specialty lines market has allowed us to sustain excellent growth and operating results this quarter. Darwin’s strategy has been to distinguish ourselves with great service, to add value to our clients through product innovation, and to provide risk management services wherever possible. We also remain focused on ‘getting bigger’ by ‘getting smaller’, that is, by building our small business franchise in all of our major lines of business. We are also pleased to report that we have renewed our two major reinsurance programs at favorable terms and have been able to increase the ceding commission we receive on business subject to these treaties.

“Darwin recorded a significant increase in net income and gross premiums written in the current quarter as compared to the first quarter of 2007, and we demonstrated our continued commitment to underwriting profitability with a first-quarter combined ratio of 64.7 percent. With significant expertise across all of our lines, we believe we’re well positioned to take advantage of the continued opportunities we see in specialty insurance.”

Darwin executives will hold a conference call to discuss this press release Monday, April 28, 2008, at 4:00 p.m. Eastern time. The live webcast of Darwin’s earnings conference call, as well as our financial supplement, can be accessed through Darwin’s web site at http://investor.darwinpro.com. Analysts and investors interested in participating in the live conference call may dial in to 866-356-3377 (International callers may dial 617-597-5392) and enter passcode 79998326.

The webcast version of the conference call will be archived on Darwin’s web site following the date of the event. A telephonic replay of the earnings conference call will be available shortly after the conclusion of the call on April 28, 2008. To access the telephonic replay, domestic callers may dial 888-286-8010 (International callers may dial 617-801-6888) and enter passcode 86378293. The telephonic replay will be available until May 5, 2008.

Important Information
Certain matters discussed in this release are forward-looking statements. Such statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include the accuracy of assumptions underlying the Company’s outlook and other risks described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for 2007 and Form 10-Q for first quarter 2008. These forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims any intent or obligation to update these forward-looking statements.

About Darwin Professional Underwriters, Inc.
Darwin is a specialty insurance group based in Farmington, Connecticut. The Company is focused on the specialty liability insurance market and underwrites D&O liability insurance for public and private companies, E&O liability insurance, medical malpractice liability insurance, and other specialty coverages. Darwin member companies include Darwin Professional Underwriters, Inc., Darwin National Assurance Company (“DNA”), and Darwin Select Insurance Company (“Darwin Select”). DNA and Darwin Select have earned a financial strength rating of “A- (Excellent)” from A.M. Best Company. Darwin is traded on the New York Stock Exchange under the ticker symbol, “DR.” For more information about Darwin, visit www.darwinpro.com.

Additional information concerning Darwin, its finances, and business operations can be found in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 which will be filed with the SEC.

Darwin Professional Underwriters, Inc. and Subsidiaries
Selected Consolidated Statements of Operations Data
Three Months Ended March 31, 2008 and March 31, 2007
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2008	2007
Gross premiums written .......................................	$80,043	$74,278
Net premiums written .......................................	$58,014	$48,942
Revenues:
Net premiums earned.......................................	$51,983	$39,997
Net investment income.....................................	6,069	5,239
Other income.................................................	73	—
Net realized investment losses........................	—	—
Total revenues........................................	$58,125	$45,236

Costs and expenses:
Losses and loss adjustment expenses...............	19,964	25,470
Commissions and brokerage expenses..................	6,446	5,180
Other underwriting, acquisition and
operating expenses.......................................	7,200	6,485
Other expenses.............................................	3,477	577
Interest expense.............................................	69	—
Total costs and expenses............................	37,156	37,712

Earnings before income taxes........................	20,969	7,524
Income tax expense........................................	6,109	2,304
Net earnings..........................................	$14,860	$5,220

Basic earnings per share:
Net earnings per share.....................................	$0.88	0.32

Weighted average shares outstanding.....................	16,891,858	16,126,882

Diluted earnings per share:
Net earnings per share.....................................	$0.87	$0.31

Weighted average shares outstanding...............	17,086,472	17,074,730

Combined ratio:
Loss ratio...................................................	38.4%	63.7%
Expense ratio.............................................	26.3%	29.1%
Combined ratio[1]..............................	64.7%	92.8%

See accompanying notes to Condensed Consolidated Financial Statements.Darwin
Professional Underwriters, Inc. and Subsidiaries
Selected Consolidated Balance Sheets Data
March 31, 2008 and December 31, 2007

(Dollars in thousands, except per share amounts)

	March 31,	December 31,
	2008	2007
ASSETS:	(Unaudited)
Available for sale securities, at fair value:
Equity securities (cost: 2008, $4,000; 2007, $4,000)...............................	$3,358	$3,680
Fixed maturity securities (amortized cost: 2008, $513,520; 2007, $439,748)......................................................	520,778	445,661
Short-term investments, at cost which approximates fair value..................	82,110	107,597
Total investments........................................................................	606,246	556,938

Cash.................................................................................................	6,387	7,469
Premiums receivable (net of allowance for doubtful accounts of $75 as of March 31, 2008
and December 31, 2007).........................................................................	22,037	30,986
Reinsurance recoverable on paid and unpaid losses.............................................	144,912	136,370
Ceded unearned reinsurance premiums............................................................	47,382	43,244
Deferred insurance acquisition costs................................................................	14,210	13,814
Property and equipment at cost, less accumulated depreciation............................	1,839	1,783
Goodwill and intangible assets...............................................................	12,448	7,455
Net deferred income tax asset.................................................................................................	13,848	13,546
Other assets..........................................................................................	17,861	15,530

Total assets....................................................................................	$887,170	$827,135

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Loss and loss adjustment expense reserves.........	$410,948	$387,865
Unearned premium reserves.................................	151,294	141,126
Reinsurance payable.............................................	24,490	20,999
Debt...............................................................	5,000	5,000
Income taxes payable..........................................	5,824	1,155
Accrued expenses and other liabilities........................	20,274	16,817

Total liabilities.............................................	617,830	572,962
Stockholders’ equity:
Common stock; $0.01 par value; authorized 50,000,000 shares; issued and outstanding 17,007,046 shares at March 31, 2008 and 17,025,501 shares at December 31, 2007.......	170	170
Additional paid-in capital.............................................	204,226	204,583
Retained earnings...................................................	60,650	45,790
Accumulated other comprehensive income.........................	4,294	3,630
Total stockholders’ equity........................	269,340	254,173

Total liabilities and stockholders’ equity	$887,170	$827,135

Book value per common share:

Book value per common share................................................................................	$15.84	$14.93

Tangible book value per common share...............	$15.11	$14.49

Net income return on average equity[2]	22.7%	13.7%

(1) Excludes other expenses which primarily consist of the company’s long-term incentive plan.

(2) Return on average equity for first quarter is annualized.

CONTACTS:

Analyst and investor inquiries: Jack Sennott
+1-860-284-1918
or jsennott@darwinpro.com

Press and media inquiries: Drake Manning
+1-860-284-1500
or dmanning@darwinpro.com

Both of Darwin Professional Underwriters, Inc.

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